                               CONSENT OF COUNSEL


     As counsel for the Registrant, we hereby consent to (i) the references made to our firm in this Pre-Effective Amendment No. 1 to the Registration Statement, and (ii) the filing of our opinions in Exhibits 5.1 and 8.1.


                                          /s/  WILLKIE FARR & GALLAGHER

New York, New York

October 21, 1998